EXHIBIT 99.2

            CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
                  AS ADOPTED PURSUANT TO SECTION 906 OF
                     THE SARBANES-OXLEY ACT OF 2002


A signed original of this written statement required by
Section 906 has been provided to Access Pharmaceuticals, Inc.
and will be retained by Access Pharmaceuticals, Inc. and furnished to the SEC or its staff upon its request.

The undersigned, Stephen B. Thompson, Chief Financial Officer of Access Pharmaceuticals, Inc. (the "Company"), hereby certifies that to his knowledge the Quarterly Report on Form 10-Q for the period ended March 31, 2003 of the Company filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period specified.

This information shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933.

Signed at the City of Dallas, in the State of Texas, this 14th day of May, 2003.


/s/ Stephen B. Thompson
-----------------------
Stephen B. Thompson
Chief Financial Officer